Exhibit 4

                            CONSENT AND WAIVER NO. 1

        CONSENT AND WAlVER NO. 1 (the "Consent and Waiver"), dated as of October 27, 1994, by and among Tesoro Petroleum Corporation (the "Company"), Texas Commerce Bank National Association ("TCB"), individually, as an Issuing Bank and as Agent (the "Agent"), Banque Paribas ("BP"), individually, as an Issuing Bank and as Co-Agent, and Bank of Scotland, Christiania Bank, The Bank of Nova Scotia, NBD Bank, N.A., Continental Bank, N.A., First Union National Bank of North Carolina, National Bank of Canada and The Frost National Bank.

                                   WITNESSETH

        WHEREAS, the Company has entered into a Credit Agreement, dated as of April 20, 1994, among the Company, TCB, individually, as an Issuing Bank and as Agent, BP, individually, as an Issuing Bank and as Co-Agent, and the other financial institutions parties thereto (the "Credit Agreement"; all capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement);

        WHEREAS, the Company has requested that Majority Lenders consent to the waiver of the Company's obligation to (i) maintain its Consolidated Working Capital Ratio to, but excluding, December 31, 1994 and (ii) cause Tesoro Alaska to maintain the Tesoro Alaska EBITDA for the Rolling Period ending on September 30, 1994;

        WHEREAS, the Agent, the Issuing Banks and the Lenders are willing to agree to the consent and waiver contained herein upon the terms and conditions set forth below;

        NOW, THEREFORE, the parties hereto agree as follows:

        SECTION 1. Consent and Waiver. The Majority Lenders hereby consent to the waiver of the Company's obligations (i) under Section 5.03(b) of the Credit Agreement to maintain its Consolidated Working Capital Ratio of at least 1.50 to
1.00 to, but excluding, December 31,1994 and (ii) under Section 5.03(d) to the Credit Agreement to cause Tesoro Alaska to maintain the Tesoro Alaska EBITDA of at least $15,000,000 for the Rolling Period ending on September 30, 1994; provided, however, the Company agrees that it will comply in full with such Sections 5.03(b) and (d) of the Credit Agreement on December 31, 1994.

        SECTION 2. Representations and Warranties. On and as of the date hereof, after giving effect to this Consent and Waiver, the Company represents and warrants the following:

        (a) all of the representations and warranties in Article IV of the Credit Agreement are true and correct in all material respects as if made on and as of the date of this Consent and Waiver, except to the extent any such representation or warranty relates specifically to an earlier date;

        (b) no Default or Event of Default has occurred and is continuing, or would result from the effectiveness of this Consent and Waiver; and

        (c) The execution and delivery by the Company of this Consent and Waiver are within the Company's powers and have been duly authorized by all necessary corporate or other action.

        SECTION 3. Effect on Credit Agreement. Except to the extent of the consents and waivers specifically set forth herein, all provisions of the Credit Agreement and the other Security Instruments are and shall remain in full force and effect and are hereby ratified and confirmed in all respects, and the execution, delivery and effectiveness of this Consent and Waiver shall not operate as a waiver of any provision of the Credit Agreement or any other Security Instrument not specifically referred to herein.

        SECTION 4. Execution in Counterparts. This Consent and Waiver may be executed in any number of counterparts, and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        SECTION 5. GOVERNING LAW. THIS CONSENT AND WAIVER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.

        SECTlON 6. Previous Agreements. This Consent and Waiver supersedes any and all previous agreements, documents and understandings relating to the consents and waivers set forth herein, to the extent inconsistent herewith.

        IN WITNESS WHEREOF, the parties hereto have caused this Consent and Waiver to be duly executed and delivered by their respective officers or other duly authorized representatives as of the date first above written.

                                         COMPANY:

                                         TESORO PETROLEUM CORPORATION

                                         By:  /s/ William T. Van Kleef
                                            Name:  William T. Van Kleef
                                            Title: Vice President, Treasurer

                                       AGENT, ISSUING BANKS AND LENDERS:

                                       TEXAS COMMERCE BANK NATIONAL
                                       ASSOCIATION, individually, as an Issuing
                                       Bank and as Agent

                                       By:  /s/ P. Stan Burge
                                            P. Stan Burge
                                            Vice President

                                       BANQUE PARIBAS, individually, as an
                                       Issuing Bank and as Co-Agent

                                       By: /s/ Brian Malone
                                         Name: BRIAN MALONE
                                         Title: VICE PRESIDENT

                                       By: /S/ Patrick J. Milon
                                         Name: PATRICK J. MILON
                                         Title: SVP-DEPUTY GENERAL MANAGER

                                     BANK OF SCOTLAND

                                     By:  /s/ Elizabeth Wilson
                                       Name: ELIZABETH WILSON
                                       Title: VICE PRESIDENT AND BRANCH MANAGER

                                      -5-

                                       CHRISTIANIA BANK

                                       By: /s/ Peter M. Dodge
                                         Name: PETER M. DODGE
                                         Title: VICE PRESIDENT

                                       By: /s/ Jahn O. Roising
                                         Name:  JAHN O. ROISING
                                         Title: FIRST VICE PRESIDENT

                                      -6-

                                       THE BANK OF NOVA SCOTIA

                                       By: /s/ F. C. H. Ashby
                                         Name: F. C. H. Ashby
                                         Title: Senior Manager Loan Operations

                                      -7-

                                       NBD BANK, N.A.

                                       By: /s/ Russell H. Liebetrau, Jr.
                                         Name: Russell H. Liebetrau, Jr.
                                         Title: Vice President

                                      -8-

                                       BANK OF AMERICA ILLINOIS

                                       By: /s/  Ronald E. McKaig
                                         Name:  Ronald E. McKaig
                                         Title: Vice President

                                       FIRST UNION NATIONAL BANK OF NORTH
                                       CAROLINA

                                       By:  FIRST UNION CORPORATION OF
                                            NORTH CAROLINA, as agent

                                       By: /s/ Paul N. Riddle
                                         Name: Mr. Paul N. Riddle
                                         Title: Vice President

                                       NATIONAL BANK OF CANADA

                                       By: /s/ Larry L. Sears
                                         Name: Larry L. Sears
                                         Title: Group Vice President

                                       By: /s/ Charley Collie
                                         Name: Charley Collie
                                         Title: Vice President

                                       THE FROST NATIONAL BANK

                                       By: /s/ Jim Crosby
                                         Name: Jim Crosby
                                         Title: Senior Vice President

                                      -12-